EXHIBIT 4.1

                    FIFTH AMENDMENT DATED AS OF MAY 14, 1999
                                     TO THE
          AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
                          DATED AS OF DECEMBER 5, 1990
                                  AS AMENDED BY
               THE FIRST AMENDMENT DATED AS OF SEPTEMBER 30, 1992,
               THE SECOND AMENDMENT DATED AS OF JUNE 30, 1994 AND
                  THE THIRD AMENDMENT DATED AS OF JUNE 30, 1997
                 THE FOURTH AMENDMENT DATED AS OF JULY 15, 1998

                               - - - - - - - - - -

     THIS FIFTH AMENDMENT dated as of May 14, 1999, TO THE AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF DECEMBER 5, 1990, as amended (the "Agreement"), is entered into among FLORIDA ROCK INDUSTRIES, INC., a Florida corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national bank, with its principal office at 555 California Street, San Francisco, California 94104 (in its individual capacity, "BA"), as agent (in such capacity, the "Agent"), NATIONSBANK, N.A. ("NationsBank") as successor to Barnett Bank, N.A., SUNTRUST BANK, CENTRAL FLORIDA, N.A. ("SunTrust"), CRESTAR BANK, N.A. ("Crestar"), FIRST UNION NATIONAL BANK, (successor by merger to First Union National Bank of Florida) ("FUNB"), and THE FIRST NATIONAL BANK OF MARYLAND ("FNBM"). BA, NationsBank, SunTrust, Crestar, FUNB and FNBM are hereinafter collectively referred to as the "Banks" and individually as a "Bank".

                                    Recitals:

     The Company has requested that the Banks modify the Agreement as set forth herein. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

     Therefore, in consideration of any loan or advance or grant of credit heretofore or hereafter made to the Company by the Banks, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

     1. Section 8.1(b) is hereby amended to read as follows:

          "(b) Short Term Indebtedness of the Company, provided that such indebtedness in an aggregate amount does not at any time exceed 35% of Consolidated Tangible Net Worth and is not outstanding for more than 365 days in the aggregate during any 12-month period; provided, further, that if there is an unused portion of the Commitment which in the aggregate is equal to or greater than such outstanding Short Term Indebtedness of the Company for a period of 90 consecutive days, then, only for purposes of determining the number of days that Short Term Indebtedness is outstanding, such Indebtedness shall be deemed to have been reduced by the amount of such unused Commitment during such period;"

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     2. Section 8.3(d) is hereby amended to read as follows:

          "(d) additional guaranties of Indebtedness in the principal amount not at any time to exceed 10% of Consolidated Tangible Net Worth;"

     3. Section 8.9 is hereby amended to read as follows:

          "8.9 Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be at any time less than 1.25 to one (for the purposes of this provision, Consolidated Current Liabilities shall be defined in accordance with GAAP except that Short Term Indebtedness shall be excluded from Consolidated Current Liabilities for this calculation).

     4. This Amendment shall become effective as of May 14, 1999.

     5. As modified herein, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.



                                           FLORIDA ROCK INDUSTRIES, INC.


                                           By:  /s/ James J. Gilstrap
                                           Title:  Vice President

                                           Address:
                                           Post Office Box 4667
                                           Jacksonville, Florida  32201
                                           Facsimile No.:  904/355-0817
                                           Telephone No.:  904/355-1781

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                                           BANK OF AMERICA NATIONAL
                                           TRUST AND SAVINGS ASSOCIATION
                                           AND NATIONSBANK, N.A.


                                           By:  /s/ Richard M. Starke
                                           Title:  Senior Vice President

                                           Address:

                                           100 Southeast 2nd Street
                                           14th Floor
                                           FL7-950-14-02
                                           Miami, FL  33131
                                           Attention:      Richard M. Starke
                                                           Sr. Vice President
                                           Facsimile No.:  305/533-2435
                                           Telephone No.:  305/533-2437

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                                           SUNTRUST BANK, CENTRAL
                                           FLORIDA, N.A.


                                           By:  /s/ Michael H. Palmer
                                           Title:  Corporate Banking Officer

                                           Address:
                                           200 South Orange Avenue Tower
                                           6th Floor
                                           Orlando, Florida  32801
                                           Attn:    Scott G. Balke
                                                    Vice President
                                           Facsimile No.:  407/237-4076
                                           Telephone No.:  407/237-5879

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                                           CRESTAR BANK, N.A.


                                           By:  /s/ Diane E. Bauman
                                           Title:  Vice President

                                           Address:
                                           1445 New York Avenue, N.W.
                                           5th Floor
                                           Washington, D.C.   20005
                                           Attn:    Diane E. Bauman
                                           Vice President
                                           Facsimile No.:  202/879-6137
                                           Telephone No.:  202/879-6107

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                                           FIRST UNION NATIONAL BANK


                                           By:  /s/ Mike Carlin
                                           Title:  Senior Vice President

                                           Address:
                                           225 Water Street
                                           Jacksonville, Florida  32202
                                           Attn:    Charles N. Kauffman
                                                    Vice President - Commercial
                                                    Banking
                                           Facsimile No.:  904/361-2417
                                           Telephone No.:  904/361-3662

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                                           THE FIRST NATIONAL BANK OF
                                           MARYLAND


                                           By:  /s/ Robert M. Beaver
                                           Title:  Vice President

                                           Address:
                                           25 South Charles Street, 18th Floor
                                           National Division
                                           Post Office Box 1596
                                           Baltimore, Maryland  21203
                                           Attn:    Robert M. Beaver
                                                    Vice President
                                           Facsimile No.:  410/545-2047
                                           Telephone No.:  410/244-4206

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